                     THE MONEY STORE RESIDENTIAL LOAN NOTES
[FIRST UNION                      SERIES 1998-I
   Logo]                 STATEMENT TO CERTIFICATEHOLDER

                                                                  DATE: 02/28/01
                                                    DETERMINATION DATE: 03/12/01
                                                     DISTRIBUTION DATE: 03/15/01
                                                                               A

====================================================================================================================================
                                     Original       Beginning                                Current                   Ending
                      Certificate   Certificate    Certificate                              Realized      Total      Certificate
 Class        Cusip      Rate         Balance        Balance      Interest    Principal       Loss    Distribution     Balance
------------------------------------------------------------------------------------------------------------------------------------
  A-1       60935FAP5  6.40500%    54,493,000.00      0.00          0.00         0.00         0.00        0.00          0.00
Factors per
 Thousand                                                        0.00000000   0.00000000               0.00000000    0.00000000
------------------------------------------------------------------------------------------------------------------------------------
  A-2       60935FAQ3  6.20000%    19,745,000.00      0.00          0.00         0.00         0.00        0.00          0.00
Factors per
 Thousand                                                        0.00000000   0.00000000               0.00000000    0.00000000
------------------------------------------------------------------------------------------------------------------------------------
  A-3       60935FAR1  6.21500%    29,277,000.00      0.00          0.00         0.00         0.00        0.00          0.00
Factors per
 Thousand                                                        0.00000000   0.00000000               0.00000000    0.00000000
------------------------------------------------------------------------------------------------------------------------------------
  A-4       60935FAS9  6.51500%    23,496,000.00  19,863,803.40  107,843.90  2,912,438.63     0.00    3,020,282.53  16,951,364.77
Factors per
 Thousand                                                        4.58988338  123.95465739             128.54454077  721.45747234
------------------------------------------------------------------------------------------------------------------------------------
  A-5       60935FAT7  7.17000%    17,989,000.00  17,989,000.00  107,484.28      0.00         0.00     107,484.28   17,989,000.00
Factors per
 Thousand                                                        5.97500028   0.00000000               5.97500028   1000.00000000
------------------------------------------------------------------------------------------------------------------------------------
   B        60935FAW0  8.40000%    13,500,000.00  13,500,000.00   94,500.00      0.00         0.00      94,500.00   13,500,000.00
Factors per
 Thousand                                                        7.00000000   0.00000000               7.00000000   1000.00000000
------------------------------------------------------------------------------------------------------------------------------------
  M-1       60935FAU4  7.27000%    22,500,000.00  22,500,000.00  136,312.50      0.00         0.00     136,312.50   22,500,000.00
Factors per
 Thousand                                                        6.05833333   0.00000000               6.05833333   1000.00000000
------------------------------------------------------------------------------------------------------------------------------------
  M-2       60935FAV2  7.49500%    19,000,000.00  19,000,000.00  118,670.83      0.00         0.00     118,670.83   19,000,000.00
Factors per
 Thousand                                                        6.24583316   0.00000000               6.24583316   1000.00000000
------------------------------------------------------------------------------------------------------------------------------------
POOL I                            200,000,000.00  92,852,803.40  564,811.51  2,912,438.63     0.00    3,477,250.14  89,940,364.77
Totals                                                           2.82405755  14.56219315               17.38625070  449.70182385
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
  GP           n/a     0.00000%        0.00           0.00          0.00         0.00         0.00        0.00          0.00
Factors per
 Thousand
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
 Totals                           200,000,000.00  92,852,803.40  564,811.51  2,912,438.63     0.00    3,477,250.14  89,940,364.77
====================================================================================================================================

Wells Fargo Bank                                                 SHELLEY LAUFFER
11000 Broken Land Parkway                                    PHONE: 410-884-2169
Columbia, Maryland  21044                                      FAX: 410-884-2372

                     THE MONEY STORE RESIDENTIAL LOAN NOTES
[FIRST UNION                      SERIES 1998-I
   Logo]                 STATEMENT TO CERTIFICATEHOLDER

                                                                  DATE: 02/28/01
                                                    DETERMINATION DATE: 03/12/01
                                                     DISTRIBUTION DATE: 03/15/01
                                                                               A

================================================================================


                             Certificate Information

                         Current Interest      Carry Forward
                            Requirement           Amount

                   A-1          0.00               0.00
                   A-2          0.00               0.00
                   A-3          0.00               0.00
                   A-4       107,843.90            0.00
                   A-5       107,484.28            0.00
                     B       94,500.00             0.00
                   M-1       136,312.50            0.00
                   M-2       118,670.83            0.00



              Applied Realized     Unpaid Realized     Interest Shortfall
                Loss Amount          Loss Amount       Carryforward Amount


 A                 0.000%               0.000%              0.00
 B                 0.000%               0.000%              0.00
 M                 0.000%               0.000%              0.00

================================================================================

Wells Fargo Bank                                                 SHELLEY LAUFFER
11000 Broken Land Parkway                                    PHONE: 410-884-2169
Columbia, Maryland  21044                                      FAX: 410-884-2372

                     THE MONEY STORE RESIDENTIAL LOAN NOTES
[FIRST UNION                      SERIES 1998-I
   Logo]                 STATEMENT TO CERTIFICATEHOLDER

                                                                  DATE: 02/28/01
                                                    DETERMINATION DATE: 03/12/01
                                                     DISTRIBUTION DATE: 03/15/01
                                                                               A

====================================================================================================================================


                            SCHEDULE OF REMITTANCE
Aggregate Amount Received                             3,521,433.71     FEES
                                                                       ----
                                                                       Contingency Fee                     19,879.65
Monthly Advance (incl. Comp Int.)                        58,347.58     Expense Account                      3,095.09
Capitalized Interest Account Transfer                         0.00     FHA Premium Amount                   3,245.31
Pre-funding Account Transfer                                  0.00     Servicer Fee                        19,879.65
Amount Withdrawn from the Certificate Account                 0.00
(Unreimbursed Monthly Advance)                                0.00
(Servicer Fee)                                          (19,879.65)
(Contingency Fee)                                       (19,879.65)    PRIOR THREE MONTHS WEIGHTED AVERAGE MORTGAGE INTEREST RATES
(Late Charges)                                          (32,698.50)          11/30/2000            12/31/2000           1/31/2001
(Escrow)                                                (23,732.95)          ----------            ----------           ---------
                                                -------------------            13.800%              13.794%              13.794%
                                                        (37,843.17)

AVAILABLE REMITTANCE AMOUNT                           3,483,590.54
                                                ===================


             ---------------------------------------      -------------------------------------------------------------------------
EXHIBIT O    Outstanding Balance      97,846,228.95          DELINQUENT INFOR.         # LOANS           AMOUNT        PERCENTAGE
             ---------------------------------------      -------------------------------------------------------------------------
                  # Accounts                  4,819       Delinquent 1-29 Days           623          11,768,352.81       12.03%
             ---------------------------------------      Delinquent 30-59 Days           89           1,647,149.33        1.68%
                                                          Delinquent 60-89 Days           59           1,068,916.20        1.09%
                                                          Delinquent 90 and over          39             791,734.36        0.81%
                                                          Loans in Foreclosure             1              78,812.96        0.08%
                                                          REO Property                     1             104,569.17        0.11%
                                                                                   ------------------------------------------------
                                                          TOTALS                         812          15,459,534.83       15.80%
                                                          -------------------------------------------------------------------------

====================================================================================================================================

Wells Fargo Bank                                                 SHELLEY LAUFFER
11000 Broken Land Parkway                                    PHONE: 410-884-2169
Columbia, Maryland  21044                                      FAX: 410-884-2372

                     THE MONEY STORE RESIDENTIAL LOAN NOTES
[FIRST UNION                      SERIES 1998-I
   Logo]                 STATEMENT TO CERTIFICATEHOLDER

                                                                  DATE: 02/28/01
                                                    DETERMINATION DATE: 03/12/01
                                                     DISTRIBUTION DATE: 03/15/01
                                                                               A

================================================================================
                             COLLATERAL INFORMATION

Accelerated Principal Distribution                              543,129.79
Adjusted Mortgage Interest Rate                                     12.254
Aggregate Beginning Principal Balance of Loans              100,468,558.80
Aggregate Ending Principal Balance of Loans                  97,846,228.95
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct.              3,245.31
Available Maximum Suboridination Amount                       7,604,173.00
Compensating Interest                                               953.54
Curtailments                                                    239,860.50
Excess and Monthly Payments                                     280,057.60
FHA Claims Filed                                                      0.00
FHA Claims Paid                                                       0.00
FHA Claims Pending                                               39,383.25
FHA Payments Denied                                                   0.00
FHA and Related Payments Received                                     0.00
GP Remittance Amount Payable                                          0.00
Interest Received                                             1,094,435.90
Payments and Reimbursments to the Servicers pursuant to:
   section 4.04 (b)                                                   0.00
   section 4.04 (c)                                                   0.00
   section 4.04 (d)ii                                                 0.00
   section 4.04 (e)                                             503,714.26
   section 4.04 (f)I                                             39,759.30




Principal Prepayments (Number/Amount)                 106       1,822,598.64
Realized Losses (Current/Cumulative)           279,813.14      21,995,378.47
Reimbursable Amount                                                     0.00
Reserve Amount                                                    503,714.26
Specified Subordinated Amount                                  10,800,000.01
Spread Amount                                                   7,905,864.18
WAC                                                                  13.794%
WAM                                                                  190.693
Weighted Average Adjusted Mortgage Loan Remittance Rate
   for class  AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 &M-2               7.365%

TRIGGER EVENT CALCULATION
1.  (i) Exceeds 50% of (ii)                                  NO
    (i)  Sixty-day Delinquency Ratio                                   2.09%
    (ii) Senior Enhancement Percentage                                64.29%

2. Both(a) and (b) occur                                     NO
   (a) Either (x) or (y) occur                                            NO
   (x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or        1.85%
   (y) The Cumulative Realized Losses exceeds $28,200,000      21,995,378.47
   and (b) either (x) or (y)                                             YES
   (x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15%  or          1.85%
   (y) The Cumulative Realized Losses exceed $9,400,000        21,995,378.47

IF 1) OR 2) IS "YES" THEN TRIGGER EVENT IS IN EFFECT         NO


================================================================================

Wells Fargo Bank                                                 SHELLEY LAUFFER
11000 Broken Land Parkway                                    PHONE: 410-884-2169
Columbia, Maryland  21044                                      FAX: 410-884-2372